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                                                                   EXHIBIT: 99.2

                                                                      APPENDIX A

                          THIRD SUPPLEMENTAL INDENTURE

         This Third Supplemental Indenture (the "Supplemental Indenture"), dated as of July [__], 2003, is entered into by and among UNICCO Service Company, a Massachusetts business trust (the "Company"), UNICCO Finance Corp., a Delaware corporation ("UNICCO Finance" and, together with the Company, the "Issuers"), USC, Inc., UNICCO Government Services, Inc., UNICCO Service of N.J., Inc. and UNICCO Service of M.I., Inc. (collectively, the "Guarantors") and U.S. Bank, N.A., successor in interest to State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (the "Indenture"), dated as of October 17, 1997 (as amended through the date hereof), among the Issuers, the Guarantors, and the Trustee.

         WHEREAS, the Issuers have heretofore issued 9-7/8% Senior Subordinated Notes Due 2007 pursuant to the Indenture;

         WHEREAS, the Issuers, the Guarantors party thereto, and the Trustee entered into a First Supplemental Indenture and Guarantee as of February 27, 1998, and a Second Supplemental Indenture and Guarantee as of June 8, 1999, in order to add UNICCO Service of N.J., Inc. and UNICCO Service of M.I., Inc., respectively, as guarantors under the Indenture;

         WHEREAS, the Company and its Subsidiaries intend to refinance and replace the Company's existing Credit Facility, as previously amended, in its entirety contemporaneously with the date hereof;

         WHEREAS, each of the holders of shares of the capital stock of Ashmont Insurance Company Limited, an Affiliate of the Company ("Ashmont"), has agreed to transfer the outstanding capital stock of Ashmont to the Company or to a wholly-owned Domestic Restricted Subsidiary of the Company in exchange for no or nominal consideration subsequent to the date hereof, such that following such transfers, Ashmont shall thereafter be a wholly-owned Subsidiary of the Company;

         WHEREAS, the Issuers may be deemed to have failed to comply with certain provisions of Sections 4.03, 4.04, 4.07, 4.09, 4.11 and 4.16 of the Indenture as a result of a series of transactions involving the Company and Ashmont, as described in that certain Information Statement dated July 18, 2003 previously delivered to the Holders (the "Information Statement");

         WHEREAS, in accordance with Sections 6.04 and 9.02 of the Indenture and subject to the provisions of the Indenture and this Supplemental Indenture, the Holders of at least a majority in principal amount of all of the Notes outstanding as of the date above first written (all of the Notes outstanding on such date, the "Outstanding Notes") have consented in writing to waive any such past violations of the Indenture;

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         WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has received and filed with the Trustee evidence in respect of the necessary consent of the Holders of at least a majority in principal amount of the Outstanding Notes in respect of amendments to the Indenture, as set forth herein;

         WHEREAS, the Company has complied with the requirements of Section 9.02 of the Indenture with respect to the execution of this Supplemental Indenture and Section 9.02 of the Indenture permits the execution and delivery of this Supplemental Indenture; and

         WHEREAS, this Supplemental Indenture shall, upon execution, become an effective, valid, binding and legal instrument, in accordance with its terms and for the purposes herein expressed.

         NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuers and the Guarantors represent, covenant and agree with the Trustee and its successors-in-trust under the Indenture, for the equal and proportionate benefit of the Holders of the Notes, as follows:

         1. The Indenture is hereby amended as follows:

                  a. The term and definition "Acquired Debt" is deleted in its entirety in Section 1.01 and the term is deleted in each other place where it is found in the Indenture.

         2. The Indenture is hereby further amended as follows:

                  a. The definition of "Change of Control" in Section 1.01 of the Indenture is amended by adding the following clauses at the end thereof:

                  "or (vi) the merger, consolidation or other combination of the Company, UNICCO Finance or any Guarantor with or into another Person or entity (whether or not the Company, UNICCO Finance or such Guarantor, as the case may be, is the surviving entity) unless such merger, consolidation or combination is solely (A) by UNICCO Finance, a Guarantor, Ashmont or UNICCO Facility Services Canada Company with or into the Company with the Company as the surviving entity, or by UNICCO Finance, any Guarantor, UNICCO Facility Services Canada Company, or Ashmont with or into a Guarantor with such Guarantor as the surviving entity, or (B) for the purpose of changing the form of entity or jurisdiction of organization of any of them (subject in each case to the provisions of this Supplemental Indenture)."

         3. The Indenture is hereby further amended as follows:

                  a. The definition of "Credit Facility" in Section 1.01 of the
                     Indenture is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

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         "Credit Facility" means the Financing Agreement of the Company and certain of its Subsidiaries, dated July [__], 2003, including any guarantees and security therefor, with The CIT Group/Business Credit, Inc., as agent and lender thereunder ("CIT"), and the other lenders party thereto, as the same may, subject to the terms of the Indenture, be amended, restated, modified, renewed, refunded, replaced, substituted, restructured or refinanced in whole or in part from time to time (including, without limitation, any successive amendments, restatements, extensions, modifications, renewals, refundings, replacements, substitutions, restructurings or refinancings of the foregoing), whether with the Company or with one or more of its Subsidiaries, and whether with the present agent and lenders or any other agent and lenders."

         4. The Indenture is hereby further amended as follows:

                  a. Clause (ii) in the definition of "Designated Senior Debt"
                     in Section 1.01 of the Indenture is hereby deleted in its entirety and the following new clause (ii) inserted in lieu thereof: "(ii) purchase money financings and Capital Lease Obligations previously or hereafter incurred by the Company or any Restricted Subsidiary of the Company to acquire equipment or fixtures used and useful in its business, and up to an additional $2,000,000 of other Senior Debt permitted under this Indenture that has been (A) designated by the Company as "Designated Senior Debt," and (B) approved in writing by the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture)."

                  b. As amended and restated, the definition of "Designated
                     Senior Debt" in Section 1.01 of the Indenture shall henceforth read in its entirety as follows: "Designated Senior Debt" means (i) any Indebtedness and other obligations outstanding under the Credit Facility, and (ii) purchase money financings and Capital Lease Obligations previously or hereafter incurred by the Company or any Restricted Subsidiary of the Company to acquire equipment or fixtures used and useful in its business, and up to an additional $2,000,000 of other Senior Debt permitted under this Indenture that has been (A) designated by the Company as "Designated Senior Debt," and (B) approved in writing by the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture)."

         5. The Indenture is hereby further amended as follows:

                  a. The definition of "Permitted Investments" in Section 1.01 of the Indenture is hereby deleted in its entirety and the following new definition is hereby substituted in lieu thereof:

         "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (iv) advances to employees, other than the Principals, in the ordinary course of

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         business; (v) Capital Expenditures, as defined in, and only to the extent permitted by, Section 4.20 of the Indenture, as amended by this Supplemental Indenture, and (vi) other Investments in any Person (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vi) that are at the time outstanding, not to exceed $2.0 million, each of which shall have received the prior written approval of the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture)."

         6. The Indenture is hereby further amended as follows:

                  a. The definition of "Permitted Liens" in Section 1.01 of the
                     Indenture is hereby amended to delete clauses (iii), (iv),
                     (viii) and (ix) thereof, and to renumber the remaining clauses and related cross-references, and add the following new clauses (vi) and (vii): "(vi) purchase money security interests incurred by the Company or any Restricted Subsidiary of the Company to acquire equipment or fixtures used and useful in their business; provided, however, that each such security interest shall attach only to the property so acquired; and (vii) security deposits in the form of cash or other property of the Company or any Restricted Subsidiary of the Company held as collateral by landlords, insurance carriers, customers or similar Persons, to the extent that the same constitutes a Lien."

                  b. As amended and restated, the definition of "Permitted
                     Liens" in Section 1.01 of the Indenture shall henceforth read in its entirety as follows:

         "Permitted Liens" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iv) Liens existing on the date of this Indenture; (v) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (vi) purchase money security interests incurred by the Company or any Restricted Subsidiary of the Company to acquire equipment or fixtures used and useful in their business; provided, however, that each such security interest shall attach only to the property so acquired; and (vii) security deposits in the form of cash or other property of the Company or any Restricted Subsidiary of the Company held as collateral by landlords, insurance carriers, customers or similar Persons, to the extent that the same constitutes a Lien."

         7. The Indenture is hereby further amended as follows:

                  a. The definition of "Person" is deleted in its entirety in
                     Section 1.01 and the following new definition is hereby substituted in lieu thereof:

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                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business)."

         8. The Indenture is hereby further amended as follows:

                  a. The term and definition of "Qualified Receivables
                     Subsidiary" is deleted in its entirety in Section 1.01 and the term is deleted in all other places where it is found in the Indenture.

         9. The Indenture is hereby further amended as follows:

                  a. The term and definition of "Receivables Subsidiary" is
                     deleted in its entirety in Section 1.01 and the term is deleted in all other places where it is found in the Indenture.

         10. The Indenture is hereby further amended as follows:

                  a. The definition of "Representative" is deleted in its
                     entirety in Section 1.01 and the following new definition is hereby substituted in lieu thereof:

                  "Representative" means the indenture trustee or other trustee, agent or representative for the holders of any Senior Debt. The CIT Group/Business Credit, Inc., as agent, shall henceforth be the Representative for the Credit Facility."

         11. The Indenture is hereby further amended as follows:

                  a. Section 3.08 is deleted in its entirety and the following is substituted in lieu thereof: "Except as set forth in
                     Section 4.10, 4.15 and 4.19 hereof, the Issuers shall not be required to make mandatory redemption payments with respect to Notes."

         12. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.01A is hereby inserted
                     immediately after Section 4.01 and immediately before
                     Section 4.02:

"SECTION 4.01A. SUPPLEMENTAL INTEREST AND CONSENT FEES.

                  "(a)     Notwithstanding any provision to the contrary in the
         Indenture or any of the Notes, including, without limitation, any references to an interest rate of 9-7/8% on the facing page or reverse of any Note or numbered paragraph 1 of any such Note, commencing the date hereof the interest rate payable on all Notes shall automatically increase by 3-1/8% from 9-7/8% to a fixed rate of 13% per annum until maturity (the "Supplemental Interest Rate"). The Issuers shall pay interest in cash at the Supplemental

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         Interest Rate on the current semi-annual interest payment dates set forth in the Indenture (viz., April 15 and October 15 of each calendar year), in the manner set forth in the Indenture, beginning on October 15, 2003. In addition to the foregoing, in the event that the Company fails, for any reason whatsoever, to make any of the quarterly repurchases of Notes required under Section 4.19(a), or to make the repurchases of Notes under Section 4.19(b) in the aggregate amounts required under Section 4.19(d), or to use the required amount of the Net Proceeds of any sale or sales of assets for the repurchase of Notes in accordance with the provisions of Section 4.21 hereof, the Supplemental Interest Rate shall automatically increase immediately from the date of such failure by 1% per annum from 13% to a fixed rate of 14% per annum until the earlier to occur of (i) payment of the Notes in full, or (ii) the Company's satisfaction of the repurchase requirements of Section 4.19(a), Section 4.19(b) (in the aggregate amounts required under Section 4.19(d)) or Section 4.21, as the case may be.

                  "(b)     In addition to any other payments otherwise due to
         the Holders of any Notes hereunder or under the terms of any Note, on the date on which this Supplemental Indenture shall become effective, the Issuers shall pay in cash a fee (the "Initial Consent Fee") equal to $1,000,000 in the aggregate, payable to the Paying Agent for the benefit of the Holders of the Outstanding Notes, pro rata based upon their percentage ownership of aggregate principal amount of all the Outstanding Notes on such date. In addition, the Issuers shall also pay in cash an additional fee (the "Back-End Consent Fee") of up to $3,000,000 (plus accrued interest from the effective date of this Supplemental Indenture at the rate of interest applicable to the Notes) upon the maturity on October 15, 2007 of any then-outstanding Notes, or earlier in the event that the total principal amount of the then-outstanding Notes is repaid earlier as a result of acceleration; provided, however, that no Back-End Consent Fee (or interest thereon) shall be paid if the total principal amount of the Outstanding Notes plus all accrued and unpaid interest and any other charges and expenses thereon is repaid in its entirety on or prior to March 31, 2006. The applicable Back-End Consent Fee payable by operation of this Section 4.01A(b) shall be payable to the Paying Agent for the benefit of Holders of the then-outstanding Notes, pro rata based upon their percentage ownership of aggregate principal amount of all Notes outstanding on the applicable payment date and the aggregate Back-End Consent Fee paid to all such Holders shall be equal to the product of
         (i) $3,000,000 multiplied by (ii) the quotient of (x) the total principal amount of all Notes outstanding on March 31, 2006 divided by
         (y) the total principal amount of all Outstanding Notes on the effective date of this Supplemental Indenture. The Issuers shall be deemed to have paid the Initial Consent Fee and the Back-End Consent Fee, if applicable, by depositing sufficient immediately available funds with the Paying Agent, for the ratable benefit of the Holders, on or prior to the applicable payment date."

                  "(c)     Except with respect to an amendment to the form of
         Global Note held by DTC, in the form attached hereto as Exhibit A-1, the Issuers shall not issue any certificate, coupon, promissory notes or any other instrument evidencing the Issuers' obligation to pay the Supplemental Interest Rate, Initial Consent Fee or Back-End Consent Fee. Any Holder transferring its Notes will also be transferring its right to receive the Back-End Consent Fee to the transferee of such Holder's Notes. On or promptly after the date of this Supplemental Indenture, the Company shall reissue the

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         amended form of Global Note to DTC in exchange for the existing Global
         Note. Following the date of this Supplemental Indenture, any Definitive Note that is issued will be substantially in the form of Exhibit A-1 of this Supplemental Indenture, with the modifications described in
         Section 1.01 of the Indenture under the definition of `Definitive
         Note.'"

         13. The Indenture is hereby further amended as follows:

                  a. Section 4.03(a) of the Indenture is hereby deleted in its entirety and the following new Section 4.03(a) is inserted in lieu thereof:

                  "(a)     With respect to any period subsequent to the
         Company's fiscal quarter ending March 26, 2006 (or such later date or period as may at such time be determined by the Holders of a majority in principal amount of the then-outstanding Notes, without the need for a supplemental indenture), or as may otherwise be required earlier by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers shall file with the SEC for public availability by the required SEC filing date and shall furnish to the Holders of Notes, within 15 days after such required filing date, (i) all quarterly and annual financial information (excluding, with respect to the information furnished to the Holders of Notes, the exhibits and financial schedules thereto) required to be contained in a filing with the SEC in a Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including, with respect to the Annual Report on Form 10-K, the report required in connection therewith under SEC rules and regulations by the Issuers' certified independent auditors, and (ii) all Current Reports required to be filed with the SEC on Form 8-K (excluding, with respect to the information furnished to the Holders of Notes, any exhibits and financial schedules thereto). The Issuers shall at all times comply with TIA Section 314(a)."

         14. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.03(c) is hereby inserted
                     immediately after Section 4.03(b).

         "(c)     From and after the effective date of this Supplemental
         Indenture, (A) the Company shall promptly cause to be delivered to each Holder who requests the same from the Company a copy of any written report containing financial statements provided by the Company to the holders of Senior Debt, and (B) the Company shall cause to be delivered to the Trustee and to each Holder who requests the same from the Company, an Officers' Certificate, within 30 days after the end of each month, stating that a review of the activities of the Company and its Subsidiaries during the prior month has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under the Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms,

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         provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Subsidiaries are taking or propose to take with respect thereto) and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and its Subsidiaries, as applicable, are taking or proposes to take with respect thereto. In addition, the Company shall arrange for a meeting or telephone conference call open to all Holders of Notes, and any other parties as the Company deems necessary or advisable under applicable law, on at least a quarterly basis, or, upon the request of the Holders of a majority of the then-outstanding Notes, on a more frequent basis of up to once per month. The provisions of this Section 4.03(c) shall be in effect until such time as the Holders of a majority in principal amount of the then-outstanding Notes may determine otherwise, without the need for a supplemental indenture."

         15. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.03(d) is hereby inserted
                     immediately after new Section 4.03(c).

         "(d)     From and after the effective date of this Supplemental
         Indenture, until any period prior to and including the Company's fiscal quarter ending March 26, 2006 or such later date or period as may at such time be determined by the Holders of a majority of the principal amount of the then-outstanding Notes (without the need for a subsequent supplemental indenture), and for any period of time during which the Issuers shall not be required to file with the SEC any Quarterly Reports on Form 10-Q, any Annual Reports on Form 10-K, and any Current Reports on Form 8-K (either because of the operation of any applicable securities laws or SEC rules or regulations or because of the operation of the contractual provisions contained in Section 4.03(a) above), the Company shall furnish to the Holders of Notes, within 15 days after such required filing date when such reports would have been required to have been filed with the SEC if the Company were required to do so: (i) copies of the Company's audited annual financial statements and its unaudited quarterly financial statements in a form substantially similar to that which would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, respectively, if the Issuers were required to file such Forms, and including a narrative description substantially similar to a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the consolidated financial condition and results of operations of the Company, UNICCO Finance and the Company's Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Issuers' certified independent auditor, and (ii) information (excluding any exhibits thereto) substantially similar to what would be required to be filed with the SEC on a Current Report on Form 8-K if the Issuers were then required to file a Form 8-K with the SEC.

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         16. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.03(e) is hereby inserted
                     immediately after new Section 4.03(d).

         "Notwithstanding Sections 4.03(a), 4.03(c), and 4.04(b) of the Indenture, (i) with respect to the Company's financial statements with respect to any quarterly or annual period ending prior to June 29, 2003 provided to the Holders of Notes for comparative purposes, such financial statements need not be audited nor in accordance with GAAP, and (ii) with respect to the fiscal year of the Company ending June 29, 2003, the Company shall not be required to deliver the audited year-end financial statements and written statement of the Company's independent public accountants until October 31, 2003."

         17. The Indenture is hereby further amended as follows:

                  a. The second unlettered paragraph of Section 4.07 of the
                     Indenture is hereby amended by deleting clauses (i), (ii),
                     (iii), and (v) thereof, and renumbering remaining clauses
                     (iv) and (vi) as new clauses (i) and (ii) and inserting the following new clause (iii): "(iii) any transaction or series of transactions otherwise prohibited by the terms of this Section 4.07 involving the Company and Ashmont Insurance Company Limited ("Ashmont"), an Affiliate of the Company, or involving any successor-in-interest of Ashmont ("New Ashmont"), so long as New Ashmont shall be a wholly-owned Subsidiary of the Company or a wholly-owned Subsidiary of an Affiliate of the Company, and so long as the aggregate amount of all Restricted Payments made to or on behalf of Ashmont and/or New Ashmont from the date of this Supplemental Indenture does not exceed $18,000,000."

                  b. As amended and restated, the second unlettered paragraph of
                     Section 4.07 of the Indenture shall henceforth read in its entirety as follows:

         "The foregoing provisions shall not prohibit (i) for any period that the Company is treated as an "S corporation" or a partnership for federal income tax purposes, distributions to shareholders of the Company in an amount not to exceed the Tax Amount for such period; (ii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or Board of Directors, other than the Principals or their Affiliates, pursuant to any management equity subscription agreement, shareholders' agreement, equity incentive plan, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this clause (ii) shall not exceed the sum of (a) $500,000 in any twelve-month period plus (b) the aggregate net proceeds received by the Company from the issuance after the date of this Indenture of Equity Interests of the Company to members of management or the Board of Directors of the Company or any of its Restricted Subsidiaries (provided that such net proceeds shall be excluded from clause (c)(ii) of the preceding paragraph), and, for purposes of this clause (ii), in each case, no Default or Event of Default shall have

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         occurred and be continuing immediately after such transaction; and
         (iii) any transaction or series of transactions otherwise prohibited by the terms of this Section 4.07 involving the Company and Ashmont Insurance Company Limited ("Ashmont"), an Affiliate of the Company, or involving any successor-in-interest of Ashmont ("New Ashmont"), so long as New Ashmont shall be a wholly-owned Subsidiary of the Company or a wholly-owned Subsidiary of an Affiliate of the Company, and so long as the aggregate amount of all Restricted Payments made to or on behalf of Ashmont and/or New Ashmont from the date of this Supplemental Indenture does not exceed $18,000,000."

         18. The Indenture is hereby further amended as follows:

                  a. The following new sentence is hereby inserted at the end of
                      Section 4.08: "For the avoidance of doubt, any references in this Section 4.08 to the Credit Facility shall be deemed to be the Credit Facility as in effect on the date of the Third Supplemental Indenture."

         19. The Indenture is hereby further amended as follows:

                  a. Numbered clause (i) in the second paragraph of Section 4.09 setting forth the definition of "Permitted Debt" is hereby deleted in its entirety and the following new clause (i) is inserted in lieu thereof:

         "(i) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Facility in an aggregate amount not to exceed $66.0 million at any time outstanding."

                  b. Numbered clause (vii) in the second paragraph of Section
                     4.09 setting forth the definition of "Permitted Debt" is hereby deleted in its entirety and the following new clause
                     (vii) is inserted in lieu thereof:

         "(vii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $5.0 million at any time outstanding, which incurrence shall have received the prior written approval of the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture)"

                  c. Numbered clause (ix) in the second paragraph of Section
                     4.09 setting forth the definition of "Permitted Debt" is hereby deleted in its entirety and the following new clause
                     (ix) is hereby inserted in lieu thereof:

          "(ix) the incurrence of any Indebtedness by the Company or any of its Subsidiaries as a result of, or relating to, the execution and delivery by the Company as of December 24, 2002 of a guaranty to Fleet National Bank ("Fleet") in respect of the letter of credit facility between Fleet and Ashmont (the "UNICCO/Fleet Guaranty") as well as (a) any other agreements of the Company to assume and/or guarantee any future obligations of Ashmont to Fleet or to any insurance company or affiliate thereof with which Ashmont had any reinsurance policy, contract or arrangement, (b) the assumption by the Company of obligations for future capital calls (not to exceed $2,600,000 in the aggregate) in respect of any investment fund of which Ashmont is a member or limited partner, and (c) from and after the date that Ashmont becomes a Subsidiary of the Company, Ashmont's obligations to Fleet under the letter of credit facility referred to above; provided, however, that the Company's Indebtedness and other obligations to Fleet shall be subordinated to the prior payment in full of the Notes."

         20. The Indenture is hereby further amended as follows:

                  a. The first sentence of the first paragraph of Section 4.10 is amended to add the following clause: "Except as provided in the Asset Disposition Agreement, and subject to Section
                     4.24 of the Indenture (as amended by this Supplemental Indenture)," at the beginning of such sentence.

                  b. Section 4.10 is hereby further amended by inserting the following sentence at the end thereof: "As used herein, "Asset Disposition Agreement" shall mean that certain Asset Disposition Agreement by and among the Company, and the members of the Ad Hoc Committee of Noteholders, dated as of [July __], 2003."

                  c. As amended and restated, the first paragraph of Section
                     4.10 shall henceforth read in its entirety as follows:

         "Except as provided in the Asset Disposition Agreement, and subject to
         Section 4.24 of the Indenture (as amended by this Supplemental Indenture), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and
         (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision. As used herein, "Asset Disposition Agreement" shall mean that certain Asset Disposition Agreement by and among the Company, and the members of the Ad Hoc Committee of Noteholders, dated as of [July __], 2003."

                  d. The first sentence of the second paragraph of Section 4.10 is deleted and the following is substituted in lieu thereof:

         "Following the receipt of any Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds, to the fullest extent permitted by the Credit Facility (a) as required under the Asset Disposition Agreement and Section 4.21 of the Indenture, as amended by this Supplemental Indenture, and (b) to the extent permitted under the Asset Disposition Agreement, to repay Senior Debt."

                  e. The figure "$5.0 million" in the eleventh line of the
                     second paragraph of Section 4.10 is hereby deleted and replaced with the figure "$1.0 million".

         21. The Indenture is hereby further amended as follows:

                  a. Clause (b) of the first paragraph of Section 4.11 is
                     deleted and the following is substituted in place thereof:
                     "(b) either (x) the Company delivers to the Noteholder Observers (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture) at least 20 days prior written notice of any such proposed transaction and neither Noteholder Observer objects in writing thereto within such 20-day period, or (y) the Company receives the prior written consent of the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture) with respect to such proposed transaction."

                  b. Clause (i) of the second paragraph of Section 4.11 is
                     amended to add the following at the end thereof: ", subject to the other provisions of the Indenture;"

                  c. Clause (iii) of the second paragraph of Section 4.11 of the
                     Indenture is amended in its entirety to read as follows:
                     "(iii) direct or indirect transactions between the Company or any of its Subsidiaries or Affiliates, on the one hand, and either Ashmont or New Ashmont (as defined in Section
                     4.07 hereof, as amended), provided that the aggregate net amount thereof does not exceed $18,000,000;"

                  d. Clause (vii) of Section 4.11 is hereby deleted in its
                     entirety.

                  e. As amended and restated, Section 4.11 of the Indenture
                     shall henceforth read in its entirety as follows:

         "The Company shall not, and shall not permit any of its Restricted Subsidiaries to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are not less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) either (x) the Company delivers to the Noteholder Observers (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture) at least 20 days prior written notice of any such proposed transaction and neither Noteholder Observer objects in writing thereto within such 20-day period, or (y) the Company receives the prior written consent of the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture) with respect to such proposed transaction."

         "The foregoing provisions shall not prohibit: (i) any employment agreement or other employment or compensation agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, subject to the other provisions of the Indenture;
         (ii) transactions between or among the Company and/or its Restricted Subsidiaries and/or UNICCO Finance; (iii) direct or indirect transactions between the Company or any of its Subsidiaries or Affiliates, on the one hand, and either Ashmont or New Ashmont (as defined in Section 4.07 hereof, as amended), provided that the aggregate net amount thereof does not exceed $18,000,000; (iv) the transactions contemplated under the caption "Use of Proceeds" contained in the Offering Memorandum; (v) notes payable to or receivable from, and leases of real property from, Affiliates (and payments thereunder) as in effect on the date of the Indenture, as the same may be amended, modified, renewed or extended in a manner no less favorable to the Company and its Restricted Subsidiaries; and (vi) any Restricted Payment that is permitted by Section 4.07 hereof."

         22. The Indenture is hereby further amended as follows:

                  a. The following new sentence is hereby inserted at the end of
                     Section 4.14: "Notwithstanding the foregoing, for so long as any Notes are outstanding hereunder, the Company shall not amend the Asset Disposition Agreement or Investor Rights Agreement, each dated as of [July __], 2003 except pursuant to an agreement in writing with the other parties thereto in accordance with the express terms thereof."

         23. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.19 is hereby inserted
                     immediately after Section 4.18:

"SECTION 4.19. CERTAIN REQUIRED REPURCHASES OF NOTES.

         "(a)     Subject to the conditions described in Section 4.19(c) below, and notwithstanding any other provision to the contrary in the Indenture or any Note, from and after the effective date of this Supplemental Indenture the Company shall utilize $1,000,000 at any time or times within sixty (60) calendar days after the close of each of the first three (3) fiscal quarters of each fiscal year and within ninety (90) calendar days after the close of the fourth fiscal quarter of each fiscal year, commencing with the fiscal quarter ending September 28, 2003, to repurchase Notes (including any payments of accrued interest, premium and other charges and expenses thereon and any commissions) by any means provided in Section 4.19(b) below.

         "(b)     Subject to the conditions described in Section 4.19(c) below, and in addition to any repurchases of Notes required to be effected by the Company pursuant to Section 4.19(a) above, the Company shall utilize the Applicable Percentage (as defined below) of its Excess Cash Flow (as defined below) for the purpose of additional repurchases of Notes (including any payments of accrued interest, premium and other charges and expenses thereon and any commissions) following the close of each fiscal year, as follows. Within twenty (20) Business Days following the earlier of (A) delivery to the Holders of the Company's audited financial statements with respect to the Company's fiscal year, and (B) the date on which the Company's audited financial statements with respect to such fiscal year are required to be delivered, the Company shall calculate its Excess Cash Flow for such fiscal year, whereupon the Company, during the thirty (30) calendar day period following such calculation (the "Note Repurchase Period"), shall utilize the Applicable Percentage of said Excess Cash Flow plus the $1,000,000 referenced in paragraph (a) of this Section
4.19 with respect to the fourth fiscal quarter to repurchase Notes (i) in privately-negotiated transactions (with the Company having the sole discretion to select Notes for repurchase from any Holder or Holders), (ii) via a tender or similar offer at prices up to par value, or (iii) via redemptions of Notes at the stated premium, if any, per the optional redemption provision of Section
3.07 of the Indenture. With respect to any repurchase of Notes under this
Section 4.19 or Section 4.21, the Company shall be permitted, in its sole discretion, to repurchase then-outstanding Notes using any one, or any combination of, the three (3) methods described in clauses (i) through (iii) in the immediately preceding sentence; provided, however, that, if the Company is not otherwise barred by operation of Section 4.19(c) hereof, the Company must avail itself of the method prescribed in clause (iii) if it has been otherwise unable to avail itself of the methods prescribed under clauses (i) and (ii). In the case of a redemption pursuant to clause (iii) above, the Company shall be deemed to have timely complied with its obligations under this Section 4.19 if it provides the required notice of redemption to the Holders within the 60-day or 90-day period specified in Section 4.19(a), or the Note Repurchase Period specified in Section 4.19(b), as the case may be, or requests that the Trustee provide such notice in compliance with the last paragraph of Section 3.03 of the Indenture, and then effects such redemption in accordance with such notice and the provisions of Article 3. As used herein, the term "Applicable Percentage" with respect to the Company's fiscal year ending June 27, 2004 shall be fifty percent (50%) and with respect to each subsequent fiscal year shall be seventy-five percent (75%). As used herein, the term "Excess Cash Flow" shall have the meaning ascribed to such term in the Credit Facility, as in effect on the effective date of this Supplemental Indenture, or as the same may be amended from time to time for purposes of this Supplemental Indenture with the written consent of the Major Observer. In the event that the Financing Agreement among CIT, as agent and lender, and the other parties thereto referred to in the definition of "Credit Facility" in Section 1.01 of the Indenture, as amended by this Supplemental Indenture, is terminated, the term "Excess Cash Flow" shall have the meaning ascribed to such term in such Financing Agreement as most recently in effect prior to such termination pursuant to the terms of the preceding sentence.

         "(c)     The Company's obligation to effect any repurchases under this
Section 4.19 shall be subject to the condition that the Company shall at all times maintain not less than the Then-Current Minimum Availability under the Credit Facility. As used herein, the "Then-Current Minimum Availability" shall be deemed to be equal to $7,500,000 on the effective date of this Supplemental Indenture and shall thereafter increase by $200,000 on the first calendar day of each of the first twenty-two (22) calendar months beginning on August 1, 2003 and by $100,000 on the first calendar day of the twenty-third (23rd) such month, and thereafter shall be permanently equal to $12,000,000; provided, however, that, in the event that the Company's debts, obligations and payables are then current in the ordinary course of business, then the

Then-Current Minimum Availability shall be deemed to be reduced to $10,000,000 in the event that the Company's audited financial statements for the fiscal year ending June 26, 2005 demonstrate that the Company is in compliance with the terms and conditions of the Credit Facility and that the Company maintained with respect to such fiscal year a fixed charge coverage ratio of at least 1.25-to-1.0, as determined in accordance with the Credit Facility; provided, further, however, that (1) the Company's availability under the Credit Facility shall have been equal to or greater than the Then-Current Minimum Availability otherwise determinable pursuant to the foregoing provisions of this paragraph
(c) for each of the thirty (30) calendar days preceding any repurchase or redemption of any Notes by the Company, (2) the average of the Company's availability under the Credit Facility over such thirty (30) calendar day period preceding any repurchase or redemption of any Notes shall have been equal to or greater than the Then-Current Minimum Availability plus an additional $3,000,000 (except that such additional $3,000,000 shall not apply with respect to any repurchase of any Notes effected with the Net Proceeds of any Asset Sales in accordance with the Asset Disposition Agreement and pursuant to Section 4.21 of the Indenture, as amended by this Supplemental Indenture), and (3) the Company's availability under the Credit Facility shall be equal to or greater than the Then-Current Minimum Availability plus an additional $2,000,000 (in lieu of the $3,000,000 referenced in clause (2)) immediately after giving effect to any repurchase or redemption of Notes. The Company's obligation to effect any repurchases of Notes under this Section 4.19 shall also be subject to the condition that the Company shall have timely delivered to CIT as agent under the Credit Facility the financial statements, and other required documents, with respect to the fiscal quarter or fiscal year, as the case may be, with respect to which such repurchases of Notes are required to be made, and the Company hereby agrees to timely deliver such financial statements and other required documents to CIT. The Company's obligation to effect any repurchases of Notes under this Section 4.19, to the fullest extent permitted under the Credit Facility, shall also be further subject to the condition that the Company shall then be in compliance with the applicable covenants and the fixed charge coverage ratio condition set forth in the Credit Facility with respect to the most recent fiscal quarter."

         "(d)     In the event that the Company's aggregate repurchases of
Notes, for any reason, pursuant to paragraphs (a) and (b) above are less than $4,000,000 in respect of the fiscal year ending on June 27, 2004, then the Supplemental Interest Rate shall be increased as provided in Section 4.01A(a). In the event that the Company's aggregate repurchases of Notes, for any reason, pursuant to paragraphs (a) and (b) above are less than $6,000,000 in respect of any subsequent fiscal year, then the Supplemental Interest Rate shall be increased as provided in Section 4.01A(a).

         "(e)     For purposes of this Section 4.19, any repurchases of Notes in respect of any period which exceed the amount required for such period shall be deemed carried over for purposes of satisfying the Company's repurchase obligations in respect of subsequent periods."

         24. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.20 is hereby inserted
                     immediately after new Section 4.19:

4.20     FINANCIAL COVENANTS.

         For the purposes of the covenants set forth below in this Section 4.20, the capitalized terms set forth in this Section 4.20 shall have the meanings ascribed to them in the Credit Facility, as in effect on the effective date of this Supplemental Indenture, or as the same may be amended from time to time for purposes of this Supplemental Indenture with the written consent of the Major Observer. In the event that the Financing Agreement among CIT, as agent and lender, and the other parties thereto, referred to in the definition of "Credit Facility" in Section 1.01 of the Indenture, as amended by this Supplemental Indenture, is terminated, the capitalized terms set forth in this Section 4.20 shall have the meanings ascribed to them in such Financing Agreement as most recently in effect prior to such termination pursuant to the terms of the preceding sentence.

         At all times from and after the effective date of this Supplemental Indenture, the Company and its Subsidiaries, shall:

                  (a) have minimum Accounts receipts of (i) not less than $35,000,000 for each four (4) week calendar month or not less than $40,000,000 for each five (5) week calendar month and (ii) not less than $40,000,000 per four-week month on a trailing eight (8) week average and not less than $45,000,000 per five-week month on a trailing nine (9) week average; provided each such amount set forth in this
         Section 4.20 (a) shall, in the event of any Permitted Asset Sale, be reduced by the Permitted Asset Sale Collection Adjustment.

                  (b)      (i)      maintain as of the end of each Fiscal
         Quarter an EBITDA Ratio, for the respective periods set forth below, of not less than 2.75 to 1.0.

                           FISCAL QUARTER

                                (A) as of the end of the Fiscal Quarter ended
                     September 28, 2003 for the Fiscal Quarter then ended,

                                (B) as of the end of the Fiscal Quarter ended
                     December 28, 2003, for the two Fiscal Quarters then ended,

                                (C) as of the end of the Fiscal Quarter ended
                     March 28, 2004 for the three Fiscal Quarters then ended, and

                                (D) as of the end of the Fiscal Quarter ended
                     June 27, 2004 and each Fiscal Quarter thereafter, for the four Fiscal Quarters then ended.

                           (ii) maintain as of the end of each Fiscal Quarter, Modified EBITDA of not less than the respective amounts set forth below:

                        FISCAL QUARTER                                                MODIFIED EBITDA
-----------------------------------------------------------------------------------------------------
         (A) as of the end of the Fiscal Quarter ended                                  $ 3,750,000
September 28, 2003 for the Fiscal Quarter then ended,
-----------------------------------------------------------------------------------------------------
         (B) as of the end of the Fiscal Quarter ended December                         $ 7,500,000
28, 2003, for the two Fiscal Quarters then ended,
-----------------------------------------------------------------------------------------------------
         (C) as of the end of the Fiscal Quarter ended March                            $11,250,000
28, 2004 for the three Fiscal Quarters then ended, and
-----------------------------------------------------------------------------------------------------
         (D) as of the end of the Fiscal Quarter ended June 27,                         $15,000,000
2004 and each Fiscal Quarter thereafter for the four Fiscal
Quarters then ended.
-----------------------------------------------------------------------------------------------------

                  (c) have at the end of each Fiscal Quarter set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

                                                           FIXED CHARGE
PERIOD                                                    COVERAGE RATIO
(i) As of the end of each Fiscal Quarter, for
the two (2) Fiscal Quarters
then ended on a combined basis,

(A)      Two Quarters ending
         September 28, 2003                                0.99 to 1.0

(B)      Two Quarters ending
         December 28, 2003                                 0.95 to 1.0

(C)      Two Quarters ending
         March 28, 2004                                    0.87 to 1.0

(D)      Two Quarters ending
         June 27, 2004                                     0.75 to 1.0

(E)      Two Quarters ending
         September 26, 2004                                0.81 to 1.0

(F)      Two Quarters ending
         December 26, 2004                                 0.65 to 1.0

(G)      Two Quarters ending
         March 27, 2005                                    0.70 to 1.0

(H)      Two Quarters ending
         June 26, 2005                                     0.98 to 1.0

(I)      Two Quarters ending
         September 25, 2005                                1.08 to 1.0

(J)      Two Quarters ending
         December 25, 2005                                 0.95 to 1.0

(K)      Two Quarters ending
         March 26, 2006                                    1.03 to 1.0

(L)      Two Quarters ending
         June 25, 2006                                     1.18 to 1.0

(ii) For the trailing four Fiscal Quarters
ending as of the end of each Fiscal Quarter
thereafter                                                  1.0 to 1.0

                  (d) without the prior written consent of Agent, the Companies will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

                           (A) $3,720,000    for the Fiscal Year ending June 27,
                                             2004;

                           (B) $3,980,000    for the Fiscal Year ending June 26,
                                             2005;

                           (C) $4,260,000    for the Fiscal Year ending June 25,
                                             2006;

                           (D) $4,560,000    for the Fiscal Year ending June 24,
                                             2007; and

                           (E) $4,880,000    for each Fiscal Year thereafter.

         25. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.20A is hereby inserted
                     immediately after new Section 4.20:

"4.20A.  ADDITIONAL EBITDA COVENANT.

         (a) Solely for the purposes of this Section 4.20A, the capitalized terms set forth in this Section 4.20A shall have the meanings ascribed to them below in paragraph (c) of this Section 4.20A.

         (b) As measured at the end of each fiscal quarter set forth in Table A below, commencing with the first quarter of the Company's 2004 fiscal year ending September 28, 2003, for the four (4) fiscal quarters then ending, taken as one accounting period, "Minimum EBITDA" shall not be less than the amount indicated opposite each such respective fiscal quarter under the caption "Minimum EBITDA" in Table A below:

                                     TABLE A
                    (SUBJECT TO AMENDMENT FROM TIME TO TIME
              PER SECTION 4.21(b) OF THIS SUPPLEMENTAL INDENTURE.)

---------------------------------------------------
                                    MINIMUM EBITDA
                                     (IN DOLLARS)
---------------------------------------------------
FY2004--Q1                             9,965,886
---------------------------------------------------
FY2004--Q2                             9,246,175
---------------------------------------------------
FY2004--Q3                             9,169,976
---------------------------------------------------
FY2004--Q4                             9,656,885
---------------------------------------------------
FY2005--Q1                            14,307,922
---------------------------------------------------
FY2005--Q2                            14,824,421
---------------------------------------------------
FY2005--Q3                            15,477,215
---------------------------------------------------
FY2005--Q4                            16,115,581
---------------------------------------------------
FY2006--Q1                            16,907,982
---------------------------------------------------
FY2006--Q2                            17,735,361
---------------------------------------------------
FY2006--Q3                            18,448,794
---------------------------------------------------
FY2006--Q4                            19,146,939
---------------------------------------------------
FY2007--Q1                            19,564,984
---------------------------------------------------
FY2007--Q2                            20,111,956
---------------------------------------------------
FY2007--Q3                            20,776,198
---------------------------------------------------
FY2007--Q4                            21,424,243
---------------------------------------------------
FY2008--Q1                            21,990,954
---------------------------------------------------

         (c) For purposes of the covenant set forth in this Section 4.20A, the terms listed below shall have the following meanings:

                  "Deficiency Amount" shall mean any amounts paid by the Company as its share of any deficiency between the net proceeds realized from the sale of the corporate aircraft leased by the Company and the aggregate principal amount and accrued interest and fees due on the loan secured by such aircraft.

                  "GAAP" shall have the meaning given such term in Section 1.01 of the Indenture.

                  "Hedging Obligations" shall have the meaning given such term in Section 1.01 of the Indenture.

                  "Interest Expense" shall mean total interest expense generated during the applicable period (including attributable to conditional sales contracts, capital leases and other title retention agreements in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness (as such term is defined in Section 1.01 of the Indenture) including accrued and payment-in-kind interest and capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Obligations.

                  "Minimum EBITDA" shall mean, the sum (without duplication) of the following for the Company and its Subsidiaries, on a consolidated basis, for the prior four (4) fiscal quarters: Net Income or loss determined in accordance with GAAP plus (to the extent deducted from, or not included in the calculation of, Net Income), (a) Interest Expense, (b) taxes on income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, and/or non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, but including, for the avoidance of doubt, any charge related to any reduction in value of Ashmont's assets, (f) loss from sales of assets other than sales in the ordinary course of business, and (g) to the extent not included in clause (f) above, any Deficiency Amount, less (i) gain from any sale of assets, other than sales of assets occurring in the ordinary course of business, and (ii) all non-cash and/or non-recurring income, all of the foregoing determined in accordance with GAAP.

                  "Net Income" shall have the meaning given such term in Section
1.01 of the Indenture.

         26. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.21 is hereby inserted
                     immediately after new Section 4.20A:

"4.21  DISPOSITION OF CERTAIN ASSETS.

         "(a)     Notwithstanding any other provision regarding repurchases of
Outstanding Notes (but subject to Section 4.19(c) above), (i) for so long as the Credit Facility shall be in effect, the Company shall apply the proceeds of any sale of assets pursuant to the Asset Disposition Agreement to the repurchase of Outstanding Notes, to the fullest extent permitted by the Credit Facility, including in accordance with the minimum time schedule provided in Section 7.9(i) of the Credit Facility; and (ii) in the event the Credit Facility is not in effect, the Company shall apply the Net Proceeds (as such term is defined in Section 1.01 of the Indenture) of any sale of assets pursuant to the Asset Disposition Agreement exclusively to the repurchase of Outstanding Notes within ninety (90) days following the consummation of any such sale; provided, however, that the Company shall not be obligated to repurchase any Notes under this
Section 4.21 until the aggregate Net Proceeds of any such sales of assets (less any of such Net Proceeds received previously which were used to repurchase or redeem Notes) shall equal or exceed $1,000,000.

         "(b)     In connection with any sale of assets pursuant to the Asset
Disposition Agreement, and in no event later than the date of the consummation of any such sale, the Company and the Major Observer (as defined in Section 4.24 of the Indenture, as amended by this Supplemental Indenture) shall mutually agree in writing to revisions to the covenants included in Sections 4.20 and 4.20A above to give effect to the sale of such assets, and each such revision to Sections 4.20 and 4.20A shall immediately become effective and shall be deemed to amend and supercede the applicable provisions of Section 4.20 and 4.20A above for all purposes hereunder, without the need for a supplemental indenture."

         27. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.22 is hereby inserted
                     immediately after new Section 4.21:

"4.22  CERTAIN EXPENSE REDUCTIONS.

         "(a)     From and after the effective date of this Supplemental
Indenture, the Company shall reduce the total annual compensation paid to Steven
C. Kletjian, Richard J. Kletjian and Robert P. Kletjian (the "Kletjian Brothers") by an aggregate of $200,000, with the apportionment of such compensation reduction to be determined by the Company in its sole discretion, such that the total annual compensation to such Persons shall not exceed $1,939,000 in any fiscal year while any of the Notes are outstanding; provided, however, that the $200,000 reduction in compensation shall be restored to the Kletjian Brothers once the Company has repurchased a total of $12,000,000 of Notes pursuant to the various provisions in respect of the repurchase of Notes contained in this Supplemental Indenture or otherwise.

         "(b)     During the Company's fiscal year ending June 27, 2004, the
Company shall reduce (as compared to its immediately preceding fiscal year) certain line items within its selling, general and administrative expenses by an amount that, when annualized, shall be at least equal to $500,000 per fiscal year, such line items to be determined by the Company in its sole discretion. Such reductions shall be net of any cost savings obtained as a result of (i) any reduction in the size of the Company's Advisory Board, or (ii) the Company's ceasing to file reports with the SEC."

         28. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.23 is hereby inserted
                     immediately after new Section 4.22:

"4.23  EXTENSION OF EXISTING SHAREHOLDER LOAN.

         "Notwithstanding any other provision in the Indenture, including without limitation Section 4.07 and 4.11, the maturity date of those certain promissory notes executed by the Company's shareholders in favor of the Company dated March 15, 2001 in the aggregate principal amount of $3,750,000 (the "Shareholder Loan") shall, at the election of the Company (if permitted by applicable law), be extended from March 15, 2004 to January 1, 2006. No principal payments shall be required prior to maturity and interest thereon shall be permitted to accrue until maturity. The Company shall not otherwise modify, waive, alter, extend the maturity, reduce the interest rate, relinquish or terminate any of its rights and remedies under the Shareholder Loan.

         29. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.24 is hereby inserted
                     immediately after new Section 4.23:

"4.24  CORPORATE GOVERNANCE.

         "(a)     From and after the effective date of this Supplemental
Indenture, (i) up to two representatives of the Holders of Outstanding Notes (initially to be Richard T. Miller and Neal Reiner, or their respective designees) shall be entitled to attend all meetings of the Company's Advisory Board as non-voting observers and in connection therewith to receive all notices of such meetings as given to the members of the Company's Advisory Board, and copies of all documents distributed to the members of the Advisory Board in connection therewith (each such representative, a "Noteholder Observer" and Richard T. Miller, or his designee, the "Major Observer"; provided, however, that the Major Observer shall become Neal Reiner, or his respective designee, in the event that Putnam Advisory Company, LLC, its affiliates and/or managed accounts shall at any time hold an aggregate principal amount of Notes that exceeds the amount then held by Regiment Capital Advisors, LLC, its affiliates and/or managed accounts;

and provided, further, however, that each such Noteholder Observer may be replaced at any time, and from time to time, by the written consent of the Holders of a majority in aggregate principal amount of Notes then outstanding). The Company hereby agrees that it shall maintain the Advisory Board as well as the Holders' non-voting observers thereon, unless otherwise consented to in writing by the Holders of not less than a majority in principal amount of the then-outstanding Notes, which consent shall not require any subsequent supplemental indenture.

         "(b)     From and after the effective date of this Supplemental
Indenture, in the event of any material disagreement concerning a proposed Company course of action between the Company's Chief Executive Officer, Steven
C. Kletjian, and the Company's President and Chief Operating Officer, George A. Keches, or their respective successors-in-office, the issue in disagreement shall be brought before the Advisory Board for resolution, and the action of a majority of the members of the Advisory Board shall be final and binding upon the Company.

         "(c)     From and after the effective date of this Supplemental
Indenture, except as otherwise permitted by the Indenture or this Supplemental Indenture, the prior written consent of the Major Observer shall be necessary for any material (as defined herein) transaction or decision involving: (i) the Company (including any Subsidiary), on the one hand, and any member of the Kletjian family, or any Affiliate of the Company, or any Person Affiliated with any member of the Kletjian family, on the other hand, (ii) the Company's modification of the responsibilities or the terms of employment of George A. Keches, its President and Chief Operating Officer, in a manner that reduces such responsibilities or is materially adverse to him, or his dismissal or termination, (iii) the commencement by the Company of any insolvency or other similar voluntary proceedings in bankruptcy (to the fullest extent permissible under applicable law), and (iv) any acquisition or divestiture by the Company or any of its Subsidiaries of any of its assets, other than in the ordinary course of business or in accordance with the Asset Disposition Agreement. For purposes of clause (i) above, a transaction or series of transactions shall be deemed "material" if it involves aggregate consideration equal to or in excess of $50,000, and is not otherwise permitted under the provisions of Section 4.11. For purposes of clause (iv) above, a transaction or series of transactions shall be deemed "material" if it involves aggregate consideration equal to or in excess of $250,000.

         "(d)     Contemporaneously with the effective date of this Supplemental
Indenture, the Company shall have duly amended its Declaration of Trust or By-Laws in order to provide that, under certain circumstances involving a failure to pay interest on the Notes, the incumbent members of the Board of Directors of the Company (as defined in Section 1.01 of the Indenture) shall be automatically removed from office, and the Holders shall be entitled to elect the "Special Trustee" provided for in the amended By-Laws of the Company and the Investor Rights Agreement entered into by the Company as of July [__], 2003.

         "(e)     In performing their functions and responsibilities under this
Indenture, the Asset Disposition Agreement, the Investor Rights Agreement or any related documents or agreements (the "Other Agreements"), the Noteholder Observers including the Major Observer shall act solely on behalf of the Holders and they do not assume, and shall not be deemed to have assumed, any duty or obligation toward or relationship of agency or trust with or for any Issuer, Guarantor or any Subsidiary or Affiliate thereof. The Noteholder Observers and Major Observer shall have no duties or responsibilities except as explicitly set forth in this Indenture, the Noteholder Observers and Major Observer shall not have, or be deemed to have, a fiduciary relationship in respect of any Holder. The Noteholder Observers and Major Observer shall not have any duty to disclose and shall not be liable for failure to disclose any information to any Holder relating to the Issuers, Guarantors, or their Subsidiaries or Affiliates. Neither the Noteholder Observers or the Major Observer nor any of their Affiliates or their respective officers, directors, employees, shareholders, members, agents, or representatives shall be liable to any Person in connection herewith or therewith, except as finally adjudicated to be due solely to their gross negligence or willful misconduct. The Noteholder Observers or Major Observer may at any time refrain from taking any act or action hereunder and may request instructions (but shall not be obligated to do so) from the Holders of a majority in aggregate principal amount of the Notes or all Holders with respect to any act or actions (including the failure to act) and shall not be liable to any Person by reason of so refraining. Any act or actions by the Noteholder Observers or Major Observer may be conditioned upon obtaining further indemnities, releases, or other protections as they may require and they shall have no liability to any Person for requesting such protections or refraining from acting without them."


       30. The Indenture is hereby further amended as follows:

                  a. The following new Section 4.25 is hereby inserted
                     immediately after new Section 4.24:

"4.25  NEW ASHMONT.

         "As promptly as possible and in connection with, and subject to, the resolution of any regulatory proceedings in the Cayman Islands relating to Ashmont, the shareholders of Ashmont shall contribute their Ashmont shares to the Company or a Subsidiary of the Company in exchange for nominal consideration, whereupon New Ashmont (as defined in Section 4.07, as amended) shall exist as a Subsidiary of the Company or of a Subsidiary of the Company. The Company hereby agrees that it will cause New Ashmont to be renamed and hereby further agrees that it will not cause nor permit New Ashmont to engage in any insurance business."

         31. The Indenture is hereby further amended as follows:

                  a. Section 5.01 of the Indenture is hereby deleted in its
                     entirety and the following is inserted in lieu thereof:

                  "Neither the Company, nor UNICCO Finance, nor any Guarantor shall consolidate or merge with or into (whether or not the Company, UNICCO Finance or such Guarantor, as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless such merger, consolidation or disposition is solely (A) by a Guarantor, Ashmont or UNICCO Facility Services Canada Company with, into, or to the Company with the Company as the surviving entity, or by UNICCO Finance, any Guarantor, UNICCO Facility Services Canada Company, or Ashmont with, into or to a Guarantor with such Guarantor as the surviving entity, or (B) for the purpose of changing the form of entity or jurisdiction of organization of any of them (subject in each case to the provisions of this Supplemental Indenture)."

         32. The Indenture is hereby further amended as follows:

                  a. Section 5.02 of the Indenture is hereby deleted in its
                     entirety and "Intentionally Omitted" is inserted in lieu thereof.

         33. The Indenture is hereby further amended as follows:

                  a. The second sentence of Section 10.03(b) of the Indenture is hereby deleted in its entirety and the following new sentence is inserted in lieu thereof: "If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice relating to the Designated Senior Debt that was the subject of such immediately prior Payment Blockage Notice shall be effective for purposes of this
                     Section 10.03 unless and until 360 days shall have elapsed since the effectiveness of such immediately prior Payment Blockage Notice."

         34. The Indenture is hereby further amended as follows:

                  a. The reference to "BankBoston, N.A." in the last sentence of
                     Section 10.05 is hereby deleted and shall henceforth be replaced by "CIT." Any other specific references to "BankBoston, N.A." in the Indenture shall henceforth be deemed replaced by "CIT."

         35. The Indenture is hereby further amended as follows:

                  a. The form of Global Note attached to the Indenture as
                     Exhibit A-1 thereto is hereby amended and restated as set forth in Exhibit A-1 to this Supplemental Indenture.

         36. The Supplemental Indenture and the waivers and amendments set forth herein shall not be effective unless and until the conditions and provisions of Sections 6.04 and 9.02 of the Indenture and each of the following conditions are satisfied:

                  a. The Credit Facility with CIT and the other parties thereto shall have closed and all documentation relating thereto shall be reasonably satisfactory in form and substance to the Ad Hoc Committee of Noteholders (the "Ad Hoc Committee").

                  b. The Company and the members of the Ad Hoc Committee shall have entered into the Asset Disposition Agreement and the Investor Rights Agreement, each in substantially the form provided by the Company to the Ad Hoc Committee.

                  c. Fleet shall have entered into a subordination agreement or similar instrument in favor of the Trustee with respect to the Company's guarantee of the Ashmont letter of credit facility in form and substance reasonably satisfactory to the Ad Hoc Committee;

                  d. The Company shall have received the requisite validly
                     delivered Waivers and Consents (that are not revoked) prior to the Deadline Date, as set forth in the Information Statement;

                  e. Counsel to the Issuers shall have delivered an Opinion of
                     Counsel to the Trustee as provided under Sections 7.02,
                     9.02 and 9.06 of the Indenture and further relating to due incorporation, due authorization, enforceability and no conflicts;

                  f. The Company shall have delivered to the Trustee and the Ad
                     Hoc Committee all resolutions, certificates and other documents regarding the Supplemental Indenture and the instruments, agreements and documents delivered pursuant thereto as the Trustee or the Ad Hoc Committee may reasonably request, and all such documentation shall be in form and substance reasonably satisfactory to the Ad Hoc Committee; and

                  g. There shall not then be any law, regulation, injunction, action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin the implementation of the applicable proposed Waivers and Consents, as set forth in the Information Statement, the entering into of this Supplemental Indenture and other agreements, instruments and documents required thereunder or the payment of any fees or additional interest in respect of the Notes, or question the legality or validity thereof.

         37. The Indenture shall be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuers, the Guarantors, and the Holders shall, as of the date hereof, be determined, exercised and enforced under the Indenture, subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

         38. In accordance with Sections 6.04 and 9.02 of the Indenture, each actual or potential Default or Event of Default referred to in the Information Statement of the Company dated July 18, 2003 shall, from and after the date of this Supplemental Indenture, be deemed to be waived, with the consequences and effect set forth in such Section 6.04. Without limiting the generality of the foregoing, no such waiver shall be deemed to extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Notwithstanding the foregoing, nothing herein or in any of the agreements executed or understandings reached in connection herewith shall be deemed to constitute a satisfaction, release or discharge of any claim, cause of action or other right that any Holder may have against any person or entity other than the Trustee, the Issuers, the Guarantors, and their Affiliates, and, even as to such Persons, all such agreements and understandings shall be construed and limited so as to merely provide that the obligations of such Persons may be fully paid and satisfied in accordance with the terms of this Supplemental Indenture and that any release or discharge ancillary or relating to such full satisfaction shall be strictly limited such that it no way releases, discharges or otherwise impairs any claims, causes of action and rights of any Holder against any third parties other than such Persons relating to the subject matters hereof. Except as expressly provided in this Supplemental Indenture, nothing herein shall affect the Company's obligations to make any payments required under the Notes or the Indenture, nor shall anything herein act as a waiver of any rights of the Holders or the Trustee with respect to any failure to make payments required under the Notes or the Indenture.

         39. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee makes no representation as to (i) the proper authorization hereof by the Issuers or Guarantors by corporate action or otherwise, (ii) the due execution hereof by the Company or (iii) the validity, accuracy or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness.

         40. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         41. Except as hereby expressly modified or supplemented, the Indenture and the Notes and Note Guarantees issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         42. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         43. The section headings herein are for convenience only and shall not affect the construction hereof.

         [The remainder of this page intentionally left blank. Signature pages immediately follow.]

              IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                             ISSUERS:

                                             UNICCO SERVICE COMPANY

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                             UNICCO FINANCE CORP.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                             GUARANTORS:

                                             USC, INC.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                             UNICCO GOVERNMENT SERVICES, INC.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                             UNICCO SERVICE OF N.J., INC.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                             UNICCO SERVICE OF M.I., INC.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

TRUSTEE:

U.S. BANK, N.A., as successor Trustee

By:    _________________________

Name:  _________________________

Title: _________________________

                                   EXHIBIT A-1

                               FORM OF GLOBAL NOTE

                                  See attached.